CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 35 to the registration statement on Form N-1A (File No. 2-98790) (Registration Statement) of our report dated ____, relating to the financial statements and financial highlights of Putnam AMT- Free Municipal Fund and Putnam Tax Free High Yield fund, which appear in such Registration Statement. We also consent to the references to us under the headings Financial highlights and Independent Registered Public Accounting Firm and Financial Statements in such Registration Statement.

/s/ PriceWaterhouseCoopers LLP

Boston, Massachusetts
11/22/13

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading Independent Registered Public Accounting Firm in this Post-Effective Amendment No. 35 to the registration statement on Form N-1A (File No. 2-98790) for the Putnam AMT- Free Municipal Fund and Tax Free High Yield Fund.

/s/ PriceWaterhouseCoopers LLP

Boston, Massachusetts
11/22/13